Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Denny’s Corporation:

We consent to the incorporation by reference in the registration statement Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such registration statement also constitutes a post effective amendment to registration statement No. 333-53031), 333-103220, 333-120093, 333-151850, 333-168434, 333-181468, 333-216655 and 333-217843 on Form S-8, and the registration statement (No. 333-117902) on Form S-3 of Denny’s Corporation of our reports dated February 26, 2018, with respect to the consolidated balance sheets of Denny’s Corporation as of December 27, 2017 and December 28, 2016, and the related consolidated statements of income, comprehensive income, shareholders’ deficit, and cash flows for each of the years in the three-year period ended December 27, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 27, 2017, which reports appear in the December 27, 2017 annual report on Form 10‑K of Denny’s Corporation.

/s/ KPMG LLP

Greenville, South Carolina
February 26, 2018